Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q4 2008 Financial Results
SAN JOSE, Calif. — Feb. 4, 2009—Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2008.
Cadence reported fourth quarter 2008 revenue of $227 million, compared to revenue of $458 million reported for the same period in 2007. On a GAAP basis, Cadence recognized a net loss of $1.64 billion, or $(6.57) per share on a diluted basis, in the fourth quarter of 2008, compared to net income of $120 million, or $0.41 per share on a diluted basis in the same period in 2007. Revenue for fiscal year 2008 totaled $1.04 billion, compared to revenue of $1.62 billion in fiscal year 2007. The net loss for fiscal year 2008 was $1.85 billion, or $(7.29) per share on a diluted basis, compared to net income of $296 million, or $1.01 per share on a diluted basis for fiscal year 2007. The GAAP net loss for the fourth quarter and fiscal year 2008 includes a non-cash impairment charge of $1.36 billion, related to Cadence’s goodwill, intangible assets, and fixed assets. The impairment charge, which was driven by adverse economic conditions and a decline in the company’s market capitalization, has no effect on the company’s cash flows.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, certain termination and legal costs, costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, losses on extinguishment of debt, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     Using this non-GAAP measure, net loss in the fourth quarter of 2008 was $11 million, or $(0.04) per share on a diluted basis, as compared to net income of $133 million, or $0.46 per share on a diluted basis, in the same period in 2007. For fiscal year 2008, non-GAAP net loss was $10 million, or $(0.04) per share on a diluted basis, compared to net income of $397 million and $1.35 per share on a diluted basis in fiscal year 2007.
     “While Cadence faced many challenges in 2008, we continue to develop and deliver quality products for our customers. During 2008, we refreshed each of our major product platforms,” said Lip-Bu Tan, President and Chief Executive Officer. “We also made a number of important decisions in 2008 to position Cadence to build long-term shareholder value. Among the most important were the transition to a 90/10 ratable model and a significant restructuring.”
     “We made very good progress in Q4 toward our goal of a stable 90/10 ratable model with over 85 percent of orders booked under ratable licenses,” added Kevin S. Palatnik, Senior Vice President and Chief Financial Officer. “And, the restructuring we announced in November is on track.”
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Business Outlook
     For the first quarter of 2009, the company expects total revenue in the range of $200 million to $210 million. First quarter GAAP net loss per diluted share is expected to be in the range of $(0.33) to $(0.31). Net loss per diluted share using the non-GAAP measure defined below is expected to be in the range of $(0.13) to $(0.11).
     For the full year 2009, the company expects total revenue in the range of $830 million to $870 million. On a GAAP basis, net loss per diluted share for fiscal 2009 is expected to be in the range of $(0.99) to $(0.87). Using the non-GAAP measure defined below, net loss per diluted share for fiscal 2009 is expected to be in the range of $(0.36) to $(0.24).
     A schedule showing a reconciliation of the business outlook from GAAP net loss and diluted net loss per share to the non-GAAP net loss and diluted net loss per share is included with this release.
Audio Webcast Scheduled
     Lip-Bu Tan, Cadence’s President and Chief Executive Officer, and Kevin S. Palatnik, Cadence’s Senior Vice President and Chief Financial Officer, will host a fourth quarter 2008 financial results audio webcast today, February 4, 2009, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 4, 2009 at 5 p.m. (Pacific) and ending February 11, 2009 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about Cadence and its products and services is available at www.cadence.com.

     Cadence is a registered trademark and the Cadence logo is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s fourth quarter and fiscal year 2008 results, as well as the comments in the Business Outlook section and the statements by Lip-Bu Tan and Kevin S. Palatnik include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including but not limited to: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously announced restructuring without significant unexpected costs or delays; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that Cadence’s previously announced restructuring and management changes could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of the previously announced restructuring and management changes on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock price; (x) Cadence’s ability to timely remediate a previously announced material weakness; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended December 29, 2007, the company’s Form 10-Q for the period ended September 27, 2008, and the company’s future filings.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, certain termination and legal costs, costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, losses on extinguishment of debt, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets, in-process research and development charges and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During the fourth quarter of 2008, Cadence commenced a restructuring program that it expects to complete in the second half of fiscal 2009. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because Cadence does not undertake significant restructuring on a regular basis, and exclusion of such charges permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude executive severance costs and certain termination and legal costs as these costs do not occur frequently. Cadence’s management believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets as these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude the equity in losses (income) from investments and write-down of investments, as these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities. Finally, Cadence’s management also believes it is useful to exclude impairment charges related to goodwill, intangible assets and fixed assets and losses related to the liquidation of a subsidiary because these do not occur on a regular basis and are not part of the company’s direct costs of operations.

     In the fourth quarter and fiscal year 2008, Cadence’s non-GAAP net loss also excludes the impact of tax expense associated with recording a valuation allowance against Cadence’s deferred tax assets. Cadence’s management believes it is useful to exclude the tax expense associated with this valuation allowance as Cadence does not expect changes in the valuation allowance of the magnitude recorded in the fourth quarter of 2008 to be recorded frequently.
     In fiscal year 2008, Cadence’s non-GAAP net loss also excludes the impact of tax expense associated with Cadence’s repatriation of foreign earnings. Cadence’s management believes it is useful to exclude the tax expense associated with the repatriation of foreign earnings as it resulted from an event which is not expected to occur frequently.
     In fiscal year 2008, Cadence’s non-GAAP net loss also excludes costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares Cadence acquired as part of the proposed acquisition. Cadence’s management believes that in measuring Cadence’s operations it is useful to exclude the costs and the losses associated with this proposed acquisition as these items are not directly related to Cadence’s operating performance and resulted from events which are not expected to occur frequently.
     In the fourth quarter of 2007, Cadence’s non-GAAP measure also excluded the income tax benefit of settling a dispute with the Internal Revenue Service related to Cadence’s tax years 1997-1999. This benefit had no impact on Cadence’s non-GAAP measure of net income for 2007. Management believes it is useful to exclude the income tax benefit associated with this settlement from Cadence’s non-GAAP measure of net income as this tax benefit resulted from an event which is not expected to occur frequently.
     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

     The following tables reconcile the specific items excluded from GAAP net income or net loss and GAAP net income or net loss per diluted share in the calculation of non-GAAP net income or net loss and Non-GAAP net income or net loss per diluted share for the periods shown below:
Net Income (Loss) Reconciliation

	Quarters Ended
	January 3, 2009	December 29, 2007
(in thousands)	(unaudited)
Net income (loss) on a GAAP basis	$(1,638,955)	$119,503
Amortization of acquired intangibles	10,310	12,488
Stock-based compensation expense	23,596	22,587
Non-qualified deferred compensation expenses (credits)	(4,357)	1,759
Impairment of goodwill	1,317,200	–
Impairment of intangible and tangible assets	47,069	–
Restructuring and other charges (credits)	(1,318)	(102)
Certain termination costs	–	15,097
Certain legal costs	–	8,070
Executive severance costs	9,232	–
Integration and acquisition-related costs	231	289
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets – recorded in Other income (expense), net	10,647	(558)
Loss on liquidation of subsidiary	9,327	–
Income tax expense from recording a valuation allowance against deferred tax assets	332,880	–
Income tax benefit from settlement of IRS dispute	–	(27,771)
Income tax related to repatriation of foreign earnings	30,076	–
Income tax effect of non-GAAP adjustments	(157,019)	(18,394)

Net income (loss) on a non-GAAP basis	$(11,081)	$132,968

Net Income (Loss) Reconciliation

	Years Ended
	January 3, 2009	December 29, 2007
(in thousands)	(unaudited)
Net income (loss) on a GAAP basis	$(1,854,038)	$296,252
Amortization of acquired intangibles	44,185	46,639
Stock-based compensation expense	81,274	101,415
Non-qualified deferred compensation expenses (credits)	(7,321)	8,786
Impairment of goodwill	1,317,200	–
Impairment of intangible and tangible assets	47,069	–
Restructuring and other charges (credits)	46,447	(9,686)
Costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation	3,153	–
Write off of acquired in-process technology	600	2,678
Certain termination costs	–	15,097
Certain legal costs	–	8,070
Executive severance costs	9,232	–
Integration and acquisition-related costs	995	1,274
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets – recorded in Other income (expense), net	26,515	(2,066)
Loss on sale of Mentor Graphics Corporation shares	9,379	–
Loss on liquidation of subsidiary	9,327	–
Income tax expense from recording a valuation allowance against deferred tax assets	332,880	–
Income tax benefit from settlement of IRS dispute	–	(27,771)
Income tax related to repatriation of foreign earnings	101,123	–
Income tax effect of non-GAAP adjustments	(178,136)	(43,843)

Net income (loss) on a non-GAAP basis	$(10,116)	$396,845

Diluted Net Income (Loss) per Share Reconciliation

	Quarters Ended
	January 3, 2009	December 29, 2007
(in thousands, except per share data)	(unaudited)
Diluted net income (loss) per share on a GAAP basis	$(6.57)	$0.41
Amortization of acquired intangibles	0.04	0.04
Stock-based compensation expense	0.09	0.08
Non-qualified deferred compensation expenses (credits)	(0.02)	0.01
Impairment of goodwill	5.28	–
Impairment of intangible and tangible assets	0.19	–
Restructuring and other charges (credits)	–	–
Certain termination costs	–	0.05
Certain legal costs	–	0.03
Executive severance costs	0.04	–
Integration and acquisition-related costs	–	–
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets – recorded in Other income (expense), net	0.04	–
Loss on liquidation of subsidiary	0.04	–
Income tax expense from recording a valuation allowance against deferred tax assets	1.33	–
Income tax benefit from settlement of IRS dispute	–	(0.10)
Income tax related to repatriation of foreign earnings	0.12	–
Income tax effect of non-GAAP adjustments	(0.62)	(0.06)

Diluted net income (loss) per share on a non-GAAP basis	$(0.04)	$0.46

Shares used in calculation of diluted net income (loss) per share —GAAP (A)	249,481	290,970
Shares used in calculation of diluted net income (loss) per share —non-GAAP (A)	249,481	290,970

(A)	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income (Loss) per Share Reconciliation

	Years Ended
	January 3, 2009	December 29, 2007
(in thousands, except per share data)	(unaudited)
Diluted net income (loss) per share on a GAAP basis	$(7.29)	$1.01
Amortization of acquired intangibles	0.17	0.16
Stock-based compensation expense	0.32	0.34
Non-qualified deferred compensation expenses (credits)	(0.03)	0.03
Impairment of goodwill	5.18	–
Impairment of intangible and tangible assets	0.19	–
Restructuring and other charges (credits)	0.18	(0.03)
Costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation	0.01	–
Write off of acquired in-process technology	–	0.01
Certain termination costs	–	0.05
Certain legal costs	–	0.03
Executive severance costs	0.04	–
Integration and acquisition-related costs	–	–
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets – recorded in Other income (expense), net	0.10	(0.01)
Loss on sale of Mentor Graphics Corporation shares	0.04	–
Loss on liquidation of subsidiary	0.04	–
Income tax expense from recording a valuation allowance against deferred tax assets	1.31	–
Income tax benefit from settlement of IRS dispute	–	(0.09)
Income tax related to repatriation of foreign earnings	0.40	–
Income tax effect of non-GAAP adjustments	(0.70)	(0.15)

Diluted net income (loss) per share on a non-GAAP basis	$(0.04)	$1.35

Shares used in calculation of diluted net income (loss) per share —GAAP (A)	254,323	295,591
Shares used in calculation of diluted net income (loss) per share —non-GAAP (A)	254,323	295,591

(A)	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

     Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. Losses on extinguishment of debt can be incurred on remaining convertible notes. All of these metrics are important to financial performance generally.
     Although Cadence’s management finds the non-GAAP measure useful in evaluating the performance of Cadence’s business, reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.
     Cadence’s management believes that presenting the non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which Cadence’s management uses in its own evaluation of performance, and an additional baseline for assessing the future earnings potential of the company. While the GAAP results are more complete, Cadence’s management prefers to allow investors to have this supplemental measure since it may provide additional insights into the company’s financial results.
     Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its Web site.
     Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
     Beginning March 20, 2009, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s First Quarter 2009 Earnings Release is published, which is currently scheduled for April 29, 2009.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
January 3, 2009 and December 29, 2007
(In thousands)
(Unaudited)

	January 3, 2009	December 29, 2007
Current Assets:
Cash and cash equivalents	$568,255	$1,062,920
Short-term investments	3,840	15,193
Receivables, net of allowances of $7,524 and $2,895, respectively	298,665	326,211
Inventories	28,465	31,003
Prepaid expenses and other	55,323	94,236

Total current assets	954,548	1,529,563

Property, plant and equipment, net of accumulated depreciation of $625,010 and $624,680, respectively	351,961	339,463
Goodwill	—	1,310,211
Acquired intangibles, net	49,082	127,072
Installment contract receivables	160,742	238,010
Other assets	162,381	326,831

Total Assets	$1,678,714	$3,871,150

Current Liabilities:
Convertible notes	$—	$230,385
Accounts payable and accrued liabilities	261,099	289,934
Current portion of deferred revenue	303,111	265,168

Total current liabilities	564,210	785,487

Long-Term Liabilities:
Long-term portion of deferred revenue	130,354	136,655
Convertible notes	500,178	500,000
Other long-term liabilities	382,004	368,942

Total long-term liabilities	1,012,536	1,005,597

Stockholders’ Equity	101,968	2,080,066

Total Liabilities and Stockholders’ Equity	$1,678,714	$3,871,150

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Quarters and Years Ended January 3, 2009 and December 29, 2007
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
Revenue:
Product	$94,238	$328,474	$516,603	$1,103,970
Services	34,735	29,875	133,498	125,838
Maintenance	98,362	99,594	388,513	385,205

Total revenue	227,335	457,943	1,038,614	1,615,013

Costs and Expenses:
Cost of product	11,062	17,767	50,303	60,069
Cost of services	25,254	22,939	103,337	93,360
Cost of maintenance	12,951	15,444	55,840	61,079
Marketing and sales	84,393	109,224	358,409	407,148
Research and development	99,984	128,614	457,913	494,032
General and administrative	46,424	45,831	152,032	168,997
Amortization of acquired intangibles	5,526	5,760	22,732	19,421
Impairment of goodwill	1,317,200	—	1,317,200	—
Impairment of intangible and tangible assets	47,069	—	47,069	—
Restructuring and other charges (credits)	(1,318)	(102)	46,447	(9,686)
Write-off of acquired in-process technology	—	—	600	2,678

Total costs and expenses	1,648,545	345,477	2,611,882	1,297,098

Income (loss) from operations	(1,421,210)	112,466	(1,573,268)	317,915

Interest expense	(2,559)	(3,001)	(11,614)	(12,374)
Other income (expense), net	(13,142)	10,592	(16,843)	58,530

Income (loss) before provision for income taxes	(1,436,911)	120,057	(1,601,725)	364,071

Provision for income taxes	202,044	554	252,313	67,819

Net income (loss)	$(1,638,955)	$119,503	$(1,854,038)	$296,252

Basic net income (loss) per share	$(6.57)	$0.44	$(7.29)	$1.09

Diluted net income (loss) per share	$(6.57)	$0.41	$(7.29)	$1.01

Weighted average common shares outstanding — basic	249,481	268,659	254,323	271,455

Weighted average common shares outstanding — diluted	249,481	290,970	254,323	295,591

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended January 3, 2009 and December 29, 2007
(In thousands)
(Unaudited)

	Years Ended
	January 3,	December 29,
	2009	2007
Cash and Cash Equivalents at Beginning of Period	$1,062,920	$934,342

Cash Flows from Operating Activities:
Net income (loss)	(1,854,038)	296,252
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of goodwill	1,317,200	—
Impairment of intangible and tangible assets	47,069	—
Depreciation and amortization	128,720	130,649
Stock-based compensation	81,274	101,415
Equity in loss from investments, net	945	3,027
(Gain) loss on investments, net	15,263	(18,090)
Gain on sale and leaseback of land and buildings	(185)	(13,141)
Write-down of investment securities	16,653	2,550
Write-off of acquired in-process technology	600	2,678
Non-cash restructuring and other charges (credits)	279	(7,106)
Loss on liquidation of subsidiary	9,327	—
Tax benefit from call options	10,549	11,346
Deferred income taxes	205,735	12,811
Proceeds from the sale of receivables, net	52,232	215,444
Provisions (recoveries) for losses (gains) on trade accounts receivable and sales returns	4,578	(586)
Other non-cash items	3,977	11,219
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(31,205)	15,762
Installment contract receivables	79,635	(393,658)
Inventories	2,584	6,197
Prepaid expenses and other	(4,618)	(603)
Other assets	(2,778)	(628)
Accounts payable and accrued liabilities	(42,882)	20,352
Deferred revenue	25,648	44,775
Other long-term liabilities	3,724	(38,227)

Net cash provided by operating activities	70,286	402,438

Cash Flows from Investing Activities:
Proceeds from the sale of available-for-sale securities	56,529	6,468
Purchases of available-for-sale securities	(62,447)	—
Proceeds from the sale of long-term investments	4,028	6,323
Proceeds from the sale of property, plant and equipment	—	46,500
Purchases of property, plant and equipment	(97,290)	(81,795)
Purchases of software licenses	(2,388)	(2,000)
Investment in venture capital partnerships and equity investments	(4,386)	(3,214)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(20,931)	(80,725)

Net cash used for investing activities	(126,885)	(108,443)

Cash Flows from Financing Activities:
Proceeds from receivable sale financing	17,970	—
Principal payments on receivable sale financing	(793)	—
Principal payments on term loan	—	(28,000)
Payment of convertible notes due 2023	(230,207)	—
Tax benefit from employee stock transactions	483	21,090
Proceeds from issuance of common stock	48,192	255,462
Stock received for payment of employee taxes on vesting of restricted stock	(5,114)	(19,128)
Purchases of treasury stock	(273,950)	(399,490)

Net cash used for financing activities	(443,419)	(170,066)

Effect of exchange rate changes on cash and cash equivalents	5,353	4,649

Increase (decrease) in cash and cash equivalents	(494,665)	128,578

Cash and Cash Equivalents at End of Period	$568,255	$1,062,920

Cadence Design Systems, Inc.
As of February 4, 2009
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Loss Per Share
(Unaudited)

	Quarter Ended	Year Ended
	April 4, 2009	January 2, 2010
	Forecast	Forecast
Diluted net loss per share on a GAAP basis	$(0.33) to $(0.31)	$(0.99) to $(0.87)

Amortization of acquired intangibles	0.03	0.08
Stock-based compensation expense	0.06	0.21
Restructuring and other charges	0.01	0.01
Integration and acquisition-related costs	—	—
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	0.01
Incremental non-cash interest expense related to convertible notes	0.02	0.08
Income tax effect of non-GAAP adjustments	0.08	0.24

Diluted net loss per share on a non-GAAP basis	$(0.13) to $(0.11)	$(0.36) to $(0.24)

Cadence Design Systems, Inc.
As of February 4, 2009
Impact of Non-GAAP Adjustments on Forward Looking Net Loss
(Unaudited)

	Quarter Ended	Year Ended
	April 4, 2009	January 2, 2010
($ in Millions)	Forecast	Forecast
Net loss on a GAAP basis	$(82) to $(78)	$(247) to $(217)

Amortization of acquired intangibles	7	20
Stock-based compensation expense	14	53
Restructuring and other charges	3	3
Integration and acquisition-related costs	—	1
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	2
Incremental non-cash interest expense related to convertible notes	5	20
Income tax effect of non-GAAP adjustments	21	58

Net loss on a non-GAAP basis	$(32) to $(28)	$(90) to $(60)

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2006					2007					2008
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Americas	51%	48%	54%	60%	54%	48%	52%	41%	50%	49%	43%	48%	43%	45%	45%
Europe	19%	18%	22%	19%	19%	15%	17%	25%	17%	18%	24%	21%	23%	22%	22%
Japan	21%	24%	13%	10%	17%	27%	14%	22%	22%	21%	21%	19%	20%	18%	20%
Asia	9%	10%	11%	11%	10%	10%	17%	12%	11%	12%	12%	12%	14%	15%	13%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2006					2007					2008
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Functional Verification	26%	22%	24%	23%	24%	24%	24%	20%	26%	24%	22%	25%	22%	17%	22%
Digital IC Design	20%	26%	19%	26%	24%	26%	29%	27%	27%	27%	24%	24%	20%	26%	24%
Custom IC Design	27%	27%	30%	26%	27%	24%	24%	32%	25%	27%	26%	23%	26%	23%	24%
Design for Manufacturing	8%	8%	8%	6%	7%	7%	7%	6%	6%	6%	5%	7%	7%	7%	6%
System Interconnect	9%	8%	10%	11%	9%	10%	8%	7%	9%	8%	11%	10%	11%	12%	11%
Services & Other	10%	9%	9%	8%	9%	9%	8%	8%	7%	8%	12%	11%	14%	15%	13%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance